UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 12, 2007, PAETEC Holding Corp. (“PAETEC”) announced that it had entered into an agreement to acquire Allworx Corp. (“Allworx”), a privately held company, in a $25 million all-cash transaction. A copy of the press release issued by PAETEC announcing the proposed acquisition is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

On October 11, 2007, PAETEC, Allworx and AWX Acquisition Corp., a direct wholly-owned subsidiary of PAETEC, entered into an Agreement and Plan of Merger, dated as of October 11, 2007 (the “merger agreement”), pursuant to which the PAETEC subsidiary will merge with and into Allworx (the “merger”), with Allworx surviving the merger as a direct wholly-owned subsidiary of PAETEC.

The merger agreement provides for $5 million of the purchase price to be placed in escrow for 18 months as security for the indemnification obligations contained in the merger agreement. A portion of the purchase price will be used to repay Allworx indebtedness at closing. The transaction is subject to customary closing conditions and is expected to be completed in October 2007.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following document is herewith filed as an exhibit to this report:

Exhibit Number	Description of Exhibit

99.1	News release of PAETEC Holding Corp., dated October 12, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: October 12, 2007	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News release of PAETEC Holding Corp., dated October 12, 2007.

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